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EXHIBIT 21 - LIST OF SUBSIDIARIES


                             Domestic Subsidiaries
                             ---------------------

                                                                 State of
Name                                                          Incorporation
- ----                                                          --------------
Dover Elevator International, Inc.                                Delaware
Dover Elevator Systems, Inc                                       Delaware
Dover Elevator Company                                            Delaware
Dover Technology International, Inc.                              Delaware
Dover Industries, Inc.                                            Delaware
Waukesha Bearings Corp.                                           Wisconsin
Tranter, inc.                                                     Michigan
Universal Instruments Corporation                                 Delaware
Tipper Tie, Inc.                                                  Delaware
Measurement Systems, Incorporated                                 Delaware
K&L Microwave, Inc.                                               Delaware
Pathway Bellows, Inc.                                             Delaware
Miami Elevator Company                                            Delaware
Dover Industries Acceptance, Inc.                                 Delaware
Stark Manufacturing, Inc.                                         Delaware
Texas Hydraulics, Inc.                                            Delaware
Old PME, Inc.                                                     Delaware
Randell Manufacturing, Inc.                                       Delaware
Randell Warehouse of Arizona, Inc.                                Delaware
Randell Refrigeration, Inc.                                       Delaware
American Metal Ware Co.                                           Delaware
Arizona Elevator, Inc.                                            Delaware
Sound Elevator Company                                            Delaware
Corpane Industries, Inc.                                          Delaware
Sargent Industries, Inc.                                          Delaware
Dover Resources, Inc.                                             Delaware
Delaware Capital Holdings, Inc.                                   Delaware
Dielectric Laboratories, Inc.                                     Delaware
Delaware Capital Formation, Inc.                                  Delaware
Lagerquist Corporation                                            Delaware
Communications Techniques, Inc.                                   Delaware
Dover Europe Corporation                                          Delaware
General Elevator Company, Incorporated                            Maryland
Petro Vend, Inc.                                                  Delaware
Pomeco Corporation                                                Delaware
Novacap, Inc.                                                     Delaware
Dover Soltec, Inc.                                                Delaware
Duncan Industries Parking Control
  Systems Corp.                                                   Delaware
Weldcraft Products, Inc.                                          Delaware
Chief Automotive Systems, Inc.                                    Delaware
Chief Automotive Management Systems Inc.                          Delaware
Hawaiian Pacific Elevator Corporation                             Delaware
Security Elevator Company                                         Delaware
DEK U.S.A., Inc.                                                  Delaware

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
                                                                  State of
Name                                                            Incorporation
- ----                                                            --------------
Bernard International, Inc.                                         Delaware
The Wittemann Company, Inc.                                         Delaware
Marathon Equipment Company                                          Delaware
Revod Corporation                                                   Delaware
Empire Elevator Corporation                                         Delaware
Hudson Elevator Corp.                                               Delaware
A-C Compressor Corporation                                          Delaware
Vectron Laboratories, Inc.                                          Delaware
Dover Caribbean, Inc.                                               Delaware
Dover Elevator Service of Puerto Rico, Inc.                         Puerto Rico
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                              Foreign Subsidiaries
                              --------------------

Name                                                          Jurisdiction
- ----                                                          ------------
DTI-ARB, Inc.                                                 Canada
Dover Corporation (Canada) Limited                            Canada
De-Sta-Co Metallerzeugnisse  GmbH                             Germany
Dover International, B.V.                                     Netherlands
I.S.T. Molchtecknik GmbH                                      Germany
Hammond & Champness, Limited                                  United Kingdom
Universal Instruments GmbH                                    Germany
Universal Instruments S.a.r.l.                                France
Universal Instruments (Electronics) Ltd.                      United Kingdom
DEK Printing Machines Ltd.                                    United Kingdom
Sincotron - Nordic                                            Sweden
Sincotron AB                                                  Sweden
Dover UK Holdings Limited                                     United Kingdom
Dover UK Finance Limited                                      United Kingdom
Dover UK Finance Services Limited                             United Kingdom
Universal Instruments Corporation
  (Singapore) Pte. Ltd.                                       Singapore
Universal Instruments Korea Limited                           Korea
Universal Hong Kong                                           Hong Kong
Tipper Tie Verschlusstechnik Deutchland, Gmbh                 Germany
DEK Japan Limited                                             Japan
DEK GmbH                                                      Germany
Soltec International, B.V.                                    Netherlands
Soltec Group B.V.                                             Netherlands
Petro Vend, Inc.                                              Poland
Petro Vend of Canada, Inc.                                    Canada
Petro Vend Europe Inc.                                        United Kingdom
Chief Automotive Systems Canada, Inc.                         Canada
Chief Automotive Limited                                      United Kingdom
Dr. Rotert/Dieterich Standard GmbH                            Germany
De-Sta-Co (Asia) Company, Limited                             Thailand
Universal Instruments (Malaysia) Sdn Bhd                      Malaysia
Allgemeine Aufzugswartung GmbH                                Germany
Tipper Tie (UK) Limited                                       United Kingdom
A-C Compressor Canada                                         Canada
Dover Exports, Ltd.                                           Barbados
Grapas Nacionales de Mexico C.V. de S.A.                      Mexico
Dover Europe Aufzug GmbH                                      Germany
Christian Hein GmbH                                           Germany
European Lift Engineering GmbH                                Germany



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